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                                     PROXY
                         HORIZON HEALTHCARE CORPORATION

                SPECIAL MEETING OF STOCKHOLDERS -- JULY 6, 1995

                 THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned appoints Klemett L. Belt, Jr. and Michael H. Seeliger as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Horizon Healthcare Corporation, held of record by the undersigned on May 19, 1995, at the Special Meeting of Stockholders of Horizon Healthcare Corporation to be held on July 6, 1995 at the Albuquerque Marriott Hotel at 2102 Louisiana Ave., N.E., Albuquerque, New Mexico, commencing at 10:00 a.m., local time, or any adjournment(s) or postponement(s) thereof.


    The undersigned hereby revokes any proxy to vote said shares heretofore given. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.

    Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
    I plan to attend the meeting.  (Please check if yes)  / /


    1.  Approval and  adoption  of  the  Amended  and  Restated    FOR  / /  AGAINST /  /  ABSTAIN / /
        Agreement and Plan of Merger  dated as of May 23,  1995
        among   Horizon  Healthcare   Corporation,  CMS  Merger
        Corporation  and  Continental  Medical  Systems,  Inc.,
        pursuant  to  which  CMS  Merger  Corporation  would be
        merged with Continental Medical Systems, Inc. and  each
        outstanding   share  of  common  stock  of  Continental
        Medical Systems, Inc.  would be  converted into  0.5397
        shares   of   common   stock   of   Horizon  Healthcare
        Corporation, all as described in the accompanying Joint
        Proxy Statement/ Prospectus.
    2.  Approval, subject to consummation of the Merger, of the    FOR / /  AGAINST  / /  ABSTAIN /  /
        Amendment  to the Restated Certificate of Incorporation
        to change the name of Horizon Healthcare Corporation to
        Horizon/ CMS Healthcare Corporation.


    3. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.
                          (CONTINUED ON REVERSE SIDE)
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If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
                                             Date ________________________, 1995
                                             ___________________________________
                                                          Signature
                                             ___________________________________
                                                  Signature if held jointly
                                             This proxy  may be  revoked at  any
                                             time  prior  to the  voting  of the
                                             proxy   by   the   execution    and
                                             submission  of a  revised proxy, by
                                             written notice to the Secretary  of
                                             the  Company or by voting in person
                                             at the meeting.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                    ENVELOPE